                                                       Exhibit 3(b)

                                                          BYLAWS
                                                            OF
                                                   BNA BANCSHARES, INC.

                                                        ARTICLE I

                                       NAME, REGISTERED OFFICE AND REGISTERED AGENT

        Section 1.        Name.  The name of this Corporation is BNA BANCSHARES, INC.

        Section 2.        Registered Office and Registered Agent.  The address of the initial registered office of this
Corporation is 133 E. Bankhead St., New Albany, Mississippi 38652.  The name of the initial registered agent of this
Corporation at that address is James R. Collins.

         The  registered  office  of this  Corporation  is  required  by the  Mississippi  Business  Corporation  Act to be
maintained in the State of Mississippi  and may be, but need not be,  identical  with the principal  office in the State of
Mississippi.  The registered  agent and the address of the registered  office may be changed from time to time by the Board of Directors.  The  Corporation  may have such other  offices,  either within or without the State of  Mississippi,  as the
Board of Directors may designate or as the business of the Corporation may require from time to time.

                                                       ARTICLE II

                                                   SEAL AND FISCAL YEAR

         Section 1.        Seal.  The seal of this Corporation shall have inscribed on it the name of this Corporation and the words "Corporate Seal - Mississippi".  The President, Secretary or other officer designated by the Board of Directors shall have the authority to affix the corporate seal to any document requiring such seal, and to attest the same.

         Section 2.        Fiscal Year.  The corporate year shall begin January 1 and end December 31 of each year.

                                                       ARTICLE III

                                                  SHAREHOLDERS' MEETINGS

         Section 1.        Place of Meeting.  Meeting of the shareholders shall be held at the registered office of the Corporation or at any other place (within or without the State of Mississippi) the Board of Directors or shareholders may from time to time select.

         Section 2.        Annual Meeting.  An annual meeting of the shareholders shall be held on the third Tuesday in January of each year, and each year thereafter if not a legal holiday, but if such date shall be a legal holiday, then on the next secular day following that is not a legal holiday, between 11:00 A.M. and 1:00 P.M. and the shareholders shall elect a
Board of Directors and transact other business; provided, however that the Board of Directors shall have the right to set a different date and/or time of said annual meeting if, in their sole opinion, the best interest of the Corporation shall be served thereby. If an annual meeting has not been called and held within six months after the end of the Corporation's fiscal year or fifteen months after its last annual meeting, shareholders holding one-fourth (1/4) or more of the shares outstanding and entitled to vote shall be entitled to call an annual meeting.

         Section 3.        Special Meeting.  Special meetings of the shareholders may be called by the Chairman of the Board,
President, by a majority of the Board of Directors, or by such officers or Directors upon the demand of the holders of fifty-one percent (51%) or more of the shares outstanding and entitled to vote.  Business transacted at any special meeting shall be confined to that included in the notice thereof and any business incidental thereto.

         Section 4.        Notice of Meeting.  A written or printed notice of each shareholders' meeting, stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes of the meeting, shall be given by the
Chairman of the Board, President or Secretary of the Corporation or by the person authorized by the Board to call the meeting, to each shareholder of record entitled to vote at the meeting. This notice shall be sent at least ten but not more than sixty days before the date named for the meeting to each shareholder by United States mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation.

         Section 5.        Waiver of Notice.  A shareholder, either before or after a shareholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a shareholders' meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

         Section 6.        Voting Rights.  Subject to the provisions of the laws of the State of Mississippi, each holder of common capital stock in this Corporation shall be entitled at each shareholders' meeting to one vote for every share of stock standing in his name on the books of the Corporation.  A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting unless otherwise provided by law or by the Articles of Incorporation.
Transferees of shares that are transferred on the books of the Corporation within ten days next preceding the date set for a meeting shall not be entitled to notice of, or to vote at, the meeting.

         Section 7.        Tellers of Election.  At any meeting of shareholders at which the vote for the election of Directors or the vote upon any question before the meeting is taken by ballot, the polls shall be opened and closed by, and the proxies and ballots shall be received and taken in charge by, and all questions touching on the qualifications of votes and the validity of proxies shall be decided by, two Tellers of election who shall be appointed by the presiding officer.  If any Teller shall refuse to act, or neglect to attend at a vote, or if his office becomes vacant, the presiding officer shall appoint a Teller in his place. Tellers shall be sworn faithfully to execute the duties of Tellers at the meeting with strict impartiality and according to the best of their ability.

         Section 8.        Proxies.  A shareholder entitled to vote may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. All proxies shall be filed with the records of the meeting.  A proxy must be signed and dated in order to be valid.  A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in the proxy.  Any proxy granted by a corporate shareholder must be accompanied by a certified resolution of that corporation's Board of Directors, naming the person authorized to execute the proxy or to otherwise cast the corporation's vote at any meeting of shareholders.

         A proxy is revocable by the shareholder unless the proxy conspicuously  states that it is irrevocable and the proxy is coupled with an interest.  An  irrevocable  proxy coupled with an interest is deemed revoked when the interest with which it is coupled is  extinguished.  If the name  signed on the proxy  corresponds  to the name of the  shareholder, the  Corporation,  if acting in good faith,  is entitled to accept the proxy as the act of the  shareholder.  When the name signed on the proxy does not  correspond  to the name of the  shareholder,  the  Corporation,  if acting in good faith,  is still entitled to accept the proxy as the act of the shareholder if:

         (a)      the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

         (b)      the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder;

         (c)      the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder;

         (d)      the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or

         (e)      the name signed purports to be that of at least one of the co-owners and the person appears to be acting on behalf of all co-owners.

         The Corporation may request  evidence,  acceptable to the  Corporation,  that the person signing the proxy, in any capacity,  has  authority to sign the proxy on behalf of the  shareholder.  The  Corporation,  if acting in good faith,  is entitled to reject a proxy if there is a  reasonable  basis for doubt  about the  validity  of the  signature  or about the signatory's authority to sign on behalf of the shareholder.

         Section 9.        Quorum.  The presence, in person or by proxy, of the holders of at least one-half (1/2) of the shares outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders; at a duly organized meeting, shareholders present can continue to do business until adjournment even though enough shareholders withdraw to leave less than a quorum. Except as otherwise provided by law, or by the Articles of Incorporation or any amendment thereto, a majority vote of those present in person or by proxy at a duly organized meeting shall decide any question brought before such meeting.

         Section 10.       Adjournments.  Any meeting of shareholders may be adjourned.  Notice of the adjourned meeting or of the business to be transacted there, other than by adjournment at the meeting in which the adjournment is taken, shall not be necessary if the new date, time or place is announced at the meeting before adjournment.  At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

         Section 11.       Informal Action by Shareholders.  Any action that may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the shareholders entitled to vote on the action and shall be filed with the Secretary of the Corporation. This consent shall have the same effect as a unanimous vote at a shareholders' meeting.

                                                      ARTICLE IV

                                                  THE BOARD OF DIRECTORS

         Section 1.        Qualification and Term of Office.  The business and affairs of the Corporation shall be managed by a
Board of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of which shall be determined at the annual meeting of shareholders by a two-third (2/3) vote of the votes cast by the shareholders in person or by proxy, or by a similar vote at any special meeting called for that purpose, a resolution approving such increase having first been adopted by the Board at a meeting thereof held at least 30 days prior to said meeting of shareholders.  A person must meet any and all requirements of the laws of the State of Mississippi, as now existing or hereinafter amended or enacted, to serve on the Board of Directors.  In all elections of Directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of
Directors to be elected.  Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder.  On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

         Terms of Directors,  including  Directors  selected to fill vacancies as provided below,  shall expire at the next regular meeting of shareholders  at which  Directors are elected,  unless the Directors  resign or are removed from office.
Any vacancy in the Board of Directors may be filled by action of a majority of the  remaining  Directors  between  meetings of shareholders.

         Despite the  expiration of a Director's  term,  the Director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of Directors and his or her position is eliminated.

         Advisory members of the Board of Directors,  without voting power or power of final decision in matters concerning the  business of the  Corporation,  may be  appointed  by  resolution  of a majority of the full Board of  Directors at any annual or  special  meeting.  Advisory  Directors  shall not be  counted  to  determine  the  number  of  Directors  of the
Corporation  or the presence of a quorum in connection  with any Board action,  and shall not be required to own qualifying shares.

         A Director may resign at any time by delivering written notice to the Board of Directors,  its Chairman, or to the
Corporation,  which  resignation  shall be  effective  when the notice is  delivered  unless the notice  specifies  a later effective date.

         Section 2.        Nominations.  Nominations for election to the Board of Directors made on behalf of management of the banking corporation shall be made subject to the approval of the full the Board of Directors, by a Nominating Committee to be appointed by the Chairman of the Board and to consist of not less than three (3) directors.

         Any  shareholder  who intends to nominate or to cause to have nominated any candidate for election to the
Board of Directors (other than the candidates  proposed by the  Corporation's  management)  shall notify the Corporation in writing.  Notification  shall be mailed or delivered to the President of the Corporation,  at the  Corporation's  principal place of  business,  not less  than 20 days nor more than 50 days  prior to any  meeting  of  shareholders  called  for the election of directors.  All notifications shall contain the following information:

         (a)      name and address of proposed nominee;

         (b)      principal occupation of proposed nominee for the past five (5) years;

         (c)      Any related interest of such nominee including any company that such nominee serves as a principal shareholder, director, officer, agent or employee;

         (d)      total number of shares that to the knowledge of the notifying shareholder will be voted for the proposed nominee;

         (e)      name and address of notifying shareholder; and

         (f)      number of shares owned and held by proxy by the notifying shareholder.

         Nominations for director (other than nominations by the Corporation's  management) not made in accordance with the  provisions  stated herein may be disregarded by the Chairman of the meeting and votes cast for each such nominees may be  disregarded  by the vote  tellers.  In the event the same person is  nominated  by more than one  shareholder,  the nomination  shall be honored and all shares shall be counted if at least one nomination  for that person  complies with the provisions stated herein.

         Section 3.        Vacancies.  Vacancies on the Board of Directors caused by resignation, death or failure to qualify as defined in Section 5 of this Article, including a vacancy resulting from an increase in the number of directors, shall be filled by a majority of the remaining directors, even though less than a quorum.  Each director so elected shall serve until his successor is elected by the shareholders at the next annual meeting or at a special meeting earlier called for that purpose.  Such failure to qualify as determined by a simple majority of the Board of Directors shall be grounds for removal from the office of director.

         Section 4.        Compensation.  By resolution of the Board of Directors, each director may be paid his expenses, if any, of attending meetings of the Board of Directors or committee meetings of the Board of Directors and may be paid a stated
salary as director or a fixed sum for attendance at each meeting of the Board of Directors or committee meetings of the
Board of Directors, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 5.        Suspension or Removal.  At a meeting of shareholders called for that purpose, the entire Board of
Directors or any individual director may be removed from office without assignment of cause by the vote of a majority of the shares entitled to vote at an election of directors.  At a meeting of the Board of Directors, any individual director may be suspended or removed from office for failure to qualify by vote of a simple majority of the Board of Directors.
Failure to qualify shall be interpreted as meaning (1) a determination by a two-thirds (2/3) majority of the Board of
Directors, after a ten (10) days' notice and hearing, that a director has committed any violation of law, rule or regulation or has engaged or participated in any unsafe or unsound practice in connection with the bank or has engaged in any act, omission, or practice which constitutes a breach of his fiduciary duty and as a result thereof, the Corporation or its subsidiary bank has suffered or will probably suffer substantial financial loss or other damage or that the interests of its depositors could be seriously prejudiced by reason of such violation or practice or breach of fiduciary duty or such director has received financial gain by reason of such violation or practice or breach of fiduciary duty and that such violation or practice or breach of fiduciary duty is one involving personal dishonesty on the part of such director or one which demonstrates a willful or continuing disregard for the safety or soundness of the Corporation or its subsidiary(ies), (2) the filing of charges in any information, indictment, or compliant authorized by a United States attorney, district attorney, or county attorney, with the commission of or participation in a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under State or Federal law.  Upon such written determination containing a statement constituting grounds therefor by the Board as described under (1)
above, the director subject to the determination shall be immediately suspended and removed; provided, however, such director may request, and shall be so granted, the right to a special shareholders' meeting to vote upon the removal in light of the matter in question and during the pendency of the shareholders' meeting, shall be suspended and prohibited from further participation in any manner in the conduct of the affairs of the Corporation pending the outcome of the shareholders' vote.  Upon the filing of charges as described under (2) above, such director shall be suspended and prohibited from further participation in any manner in the conduct of the affairs of the Corporation.  Such suspension shall remain in effect until such information, indictment, or complaint is finally disposed of and not subject to further appellate review.  If disposed of in favor of the director, said director may be reinstated; if a judgment of conviction is rendered against said director, such director shall be removed.  A finding of not guilty or other disposition of the charge shall not preclude the Board of Directors from thereafter instituting proceedings to remove such director pursuant to (1) above.

                                                       ARTICLE V

                                                   MEETINGS OF THE BOARD

         Section 1.        Place of Meetings.  The meetings of the Board of Directors may be held at the registered office of the
Corporation or subject to Section 2 of Article V of these by-laws, at any place within or without the State of
Mississippi that a majority of the Board of Directors may from time to time by resolution appoint.

         Section 2.        Annual Meetings.  The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place that the Annual Meeting of Shareholders is held or the following day at the registered office, to elect officers and consider other business.

         Section 3.        Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, President or by one-third (1/3) of the members of the Board.

         Section 4.        Notice of Meeting.  Notice of the annual meetings of the Board of Directors need not be given. Written or telephonic notice of each regular or special meeting, setting forth the time and place of the meeting, shall be given to each director at least twenty-four (24) hours before the meeting. Written notice may be given either personally, or by sending a copy of the notice through the United States mail or by telegram, charges prepaid, to the address of each director appearing on the books of the Corporation. Telephonic notice shall be established by a written certification of the officer or employee of the Corporation making the call, listing the time of the call and the person receiving the call, together with the certificates of one witness to the call.

         Section 5.        Waiver of Notice.  A director may waive in writing notice of a regular or special meeting of the Board
either before or after the meeting; and his waiver shall be deemed the equivalent of giving notice.   Attendance at or
participation of a director at a meeting shall constitute waiver of notice of that meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting because the meeting has not been lawfully called or convened.

         Section 6.        Quorum.  At meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the Board.  If a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.  A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

         Section 7.        Adjournment.  A meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

         Section 8.        Informal Action.  If all the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation and the writing or writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be valid as though it had been authorized at a meeting of the Board.

         Section 9.        Committees.  The Board of Directors may appoint, from time to time, from its own members or officers of the Corporation, committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine.

                                                       ARTICLE VI

                                              OFFICERS, AGENTS AND EMPLOYEES

         Section 1.        Officers.  The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, Vice-Chairman, President, Vice-President, and Secretary-Treasurer.  All officers of the Corporation shall serve at the pleasure of the Board of Directors unless the Board of Directors, by a duly adopted resolution, approves an employment contract for any such officer(s).  Other officers, assistant officers, agents and employees that the Board of Directors from time to time may deem necessary may be elected by the Board or appointed in a manner prescribed by the Board.

         Two or more offices may be held by the same person.  Officers shall hold office until their  successors are chosen and have qualified, unless they are sooner removed from office as provided in these by-laws.

         The President shall be an ex-officio member of the Board of Directors if not among those  shareholders  elected as directors pursuant to Section 1 of Article IV.

         Section 2.        Vacancies.  When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.

         Section 3.        Salaries.  The Board of Directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

         Section 4.        Removal of Officers and Agents.  An officer, assistant officer, agent or employee of the Corporation may be removed at any time with or without cause by a majority vote of the Board of Directors whenever in their judgment the best interest of the Corporation will be served by the removal.  The removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 5.        Chairman of the Board: Powers and Duties.  The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors.  The Chairman of the Board or his designee shall supervise the carrying out of the policies adopted or approved by the Board of Directors and shall have several executive powers as well as any specific powers conferred by the By-Laws or Board of Directors.

         Section 6.        Vice Chairman of the Board: Powers and Duties.  The Vice Chairman of the Board, if one be appointed, shall, if present, preside at all meetings of the Board of Directors and shareholders in the absence of the Chairman of the Board and shall exercise and perform such other powers and duties as may be assigned to him from time to time by the
Board of Directors.

         Section 7.        President: Powers and Duties.  The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. The President shall preside at all meetings of the shareholders and Board of Directors, if the Chairman of the Board or Vice Chairman is not present, and discharge the duties of a presiding officer; shall present at each annual meeting of the shareholders a report of the business of the
Corporation for the preceding fiscal year; and shall perform whatever other duties the Board of Directors may from time to time prescribe.

         Section 8.        Vice President(s): Powers and Duties.  The Board of Directors may appoint one or more Vice-Presidents.
The Board of Directors shall designate one of the Vice Presidents, in the absence or disability of the President, to perform the duties and exercise the powers of the president.  The Vice President also shall perform whatever duties the
Board of Directors may from time to time assign him.

         Section 9.        Secretary: Powers and Duties.  The Secretary shall attend all meetings of the directors and the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of these meetings. The
Secretary shall keep or cause to be kept a true and complete record of all transactions of the Corporation.  The
Secretary shall be responsible for authenticating records of the Corporation.  The Secretary shall keep the corporate seal of the Corporation and when directed by the Board of Directors, shall affix it to any instruments requiring it.  The
Secretary shall be custodian of the records, documents and papers of the Corporation.  The Secretary shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.

         Section 10.       Treasurer: Powers and Duties.  The Treasurer shall have custody of corporate funds and securities.  The
Treasurer shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in a depository or depositories by the Board of
Directors.  The Treasurer shall disburse the funds of the Corporation and shall render to the President or the Board of
Directors, whenever they may require it, an account of the  transactions of the Treasurer and of the financial condition of the Corporation.

         The Treasurer shall furnish a bond  satisfactory to the Board of Directors,  provided same is required by a resolution of the Board.

         Section 11.       Other Officers.  Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors.

         Section 12.       Delegation of Duties.  Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

                                                       ARTICLE VII

                                         SHARE CERTIFICATES AND TRANSFER OF SHARES

         Section 1.        Share Certificates.  The share certificates shall be in a form approved by the Board of Directors. Each certificate shall be signed by Chairman of the Board or the President and the Secretary, and shall be stamped with the corporate seal.

         Section 2.        Registered Shareholders.  The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Mississippi, shall not be bound to recognize any equitable or other claim to or interest in the shares.

         Section 3.        Transfer of Shares.  Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be canceled, new certificates issued to the
person entitled to them, and the transaction recorded on the books of the Corporation.   Each share of stock issued by
this Corporation shall be subject to terms and provisions of the By-Laws on file with the Secretary of this Corporation.
The shares of stock issued by this Corporation may have the following legend typed thereon:  "Transfer is subject to terms and provisions of By-Laws on file with the Secretary of this Corporation."

         Section 4.        Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The
Board, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the
Corporation a bond as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

         Section 5.        Closing of Transfer Books.  The Board of Directors may prescribe a period, not exceeding forty (40) days prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or prior to the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, during which no transfer of stock on the books of the banking corporation may be made; provided, however, that in lieu of prohibiting the transfer of stock as aforesaid, the Board of Directors may fix a time not more than forty
(40) days prior to the date of any meeting of shareholders, or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or prior to the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the shareholders entitled to notice of and to vote at such meeting, or whose consent or dissent is required or may be expressed for any purpose, or entitled to receive any such dividend, distribution, rights, or interests, and in any such case only such persons as were shareholders of record at the time so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to express their consent or dissent, or to receive such dividend, distribution, rights, or interests, as the case may be, notwithstanding any transfer of any stock on the books of the
Corporation after any such record time fixed as aforesaid.

         Section 6.        Fractional Shares.  No fractional shares of stock shall be issued, but in lieu thereof the Board of
Directors in its discretion may pay to the shareholder the value of any fractional share to which such shareholder would have otherwise been entitled at such value per share as the Board of Directors shall set and determine, or the Board may adopt such other method of disposing of fractional shares as it may deem fair to the Corporation and its shareholders.

                                                      ARTICLE VIII

                                                  SPECIAL CORPORATE ACTS

         Section 1.        Execution of Written Instruments.  Contracts, deeds, documents, and instruments shall be executed by the
Chairman, the President or the Vice President under the seal of the Corporation affixed and attested by the Secretary or an assistant secretary unless the Board of Directors shall in a particular situation designate another procedure for their execution.  The provisions of this section are supplementary to any other provisions of these By-Laws.

         Section 2.        Signing of Checks and Notes.  Checks, notes, drafts, and demands for money shall be signed by the officer or officers from time to time designated by the Board of Directors.

         Section 3.        Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 4.        Records.  The Articles of Incorporation, including any and all amendments thereto, the By-Laws, including any and all amendments thereto, and the proceedings of all meetings, including annual, regular and special meetings, of the Shareholders, Board of Directors and Committees of the Board of Directors, shall be recorded and filed in an appropriate minute book(s) provided for that purpose.  All minutes of each and every meeting shall be signed by the
Secretary of the Corporation or other officer appointed to act as Secretary of the meeting.

                                                        ARTICLE IX

                                                        AMENDMENTS

         Section 1.        By-Laws.  A copy of the By-Laws, including all amendments thereto, shall at all times be kept in a convenient place at the registered office of the Corporation for inspection by any shareholder during regular business hours.

         Section 2.        Amendments.  The power to amend or repeal these By-Laws, or to adopt a new code of By-Laws, is vested in the Board of Directors, a majority of those present voting on the question of the amendment, repeal or adoption of
By-Laws being necessary to exercise that power.

ADOPTED AS OF THE 28th DAY OF DECEMBER, 2004.

                                                              /s/ Robert W. Spencer
                                                              --------------------------------
                                                              Secretary